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                                                                   Exhibit 10.12


                                                                        NOVATION

                      STARTERS REPOSITORY ACCESS AGREEMENT


This Starters Repository Access Agreement (this "Agreement"), effective as of September 27, 2005 (the "Effective Date"), between FIDELITY NATIONAL TITLE GROUP, INC., a Delaware corporation with its principal place of business at 601 Riverside Avenue, Jacksonville, FL 32204 ("FNT"), for itself on behalf of its direct and indirect subsidiaries; and FIDELITY NATIONAL INFORMATION SERVICES, INC., a Delaware corporation with its principal place of business at 601 Riverside Avenue, Jacksonville, FL 32204 ("FIS"), on behalf of those of its direct and indirect subsidiaries as are listed on Exhibit A hereto (including any amended Exhibit A) (each a "Customer" and collectively, the "Customers"). FNT and FIS shall hereinafter be referred to as a "Party" and collectively, as the "Parties."

                                   WITNESSETH:
      WHEREAS, the Customers wish to have access to certain records and/or data (the "Starters" as defined below) owned by FNT or its subsidiaries; and

      WHEREAS, FNT is willing to provide such access, subject to the terms and conditions set forth herein; and

      WHEREAS, FIS previously entered into an FNF Starters Repository Agreement dated March 4, 2005 (the "FNF Agreement") with Fidelity National Financial, Inc., a Delaware corporation ("FNF"), as the parent company of FNT and its subsidiaries, for access to the Starters by the Customers; and

      WHEREAS, pursuant to an Assignment and Assumption Agreement of even date herewith between FNF and FNT, FNT has assumed, with the consent of FIS, all of FNF's rights and obligations under the FNF Agreement; and

      WHEREAS, FIS and FNT wish to enter into a novation of the rights and obligations under the FNF Agreement, as assumed by and assigned to FNT, so that FNT is the clear party in interest with respect to the Starters, as more particularly described herein;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.    CERTAIN DEFINITIONS.

"Customer" means Property Insight, LLC, a California limited liability company ("PI"), and each user identified on Exhibit A so long as such user is a direct or indirect subsidiary of FIS; it being understood that, upon 30 days' prior written notice, FIS may from time to time amend Exhibit A to add one or more of its other direct or indirect subsidiaries of FIS and such added subsidiary shall become a "Customer" hereunder effective as of the 30th day after such prior notice is delivered to FNT.


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"Issuing Agency Agreement" is an agreement pursuant to which an entity is designated as a title agent, authorized to write title business for a principal.

"L&Vs" consist of that portion of a Starter record related to the legal description of the real property and vesting information of the owners thereof.

"L&V Retrieval" means any instance where an L&V is selected by a Customer for viewing or data retrieval in connection with a particular Starter record. A fee is incurred, as set forth below, upon each Successful Retrieval.

"Starters" consist of electronic copies of previously issued title products, which may include policies, commitments, preliminary reports, guarantees and binders as well as some electronic data elements of the information contained in such electronic copies.

A "Starter Retrieval" means any instance when a Starter is selected by a Customer for viewing or data retrieval, which may include an image of the applicable previously issued title products or any electronic data elements from such products. A fee is incurred, as set forth below, upon each Successful Retrieval.

The "Starter Repository" is a database of certain Starters selected by FNT for inclusion.

A "Successful Retrieval" means: (1) in connection with a L&V Retrieval, the return of data containing a legal description and vesting in a format generally recognized in the geographic area where the property is located; (2) in connection with a Starter Retrieval, the return of a product image and/or data in a form and containing those elements generally contained on such product in the geographic area where the property is located.

2.    ACCESS.

      (a) Access. FNT hereby grants to each Customer non-exclusive access to the Starter Repository, subject to the provisions hereof. Customers may, with technical information from FNT available on request, create proprietary means of technical access to the Starter Repository (an "Access Program"), subject however to compliance with any security protocols or technology that FNT may reasonably specify. Using such Access Program, Customers may access the Starter Repository, provided, however, that FNT shall have no duty to pay for, support, or update any such Access Program. In addition, FNT may from time to time modify, update or otherwise revise the Starter Repository database structure or other means of accessing the Starter Repository, provided that in the event of any of such modification, update or revision, FNT shall provide FIS with reasonably detailed access specifications so that FIS can create and/or modify its Access Program, if any. FNT may restrict, or may be restricted from allowing, a Customer from using certain records and materials in the Starter Repository. It is understood and agreed that, during the first year of this Agreement, FNT shall provide access availability to the Starter Repository in a nature and quality reasonably comparable to the access availability provided by FNT during the year immediately prior to the execution of this Agreement.

      (b) Format. The data and materials included in the Starter Repository are maintained in one or more formats or media determined from time to time by FNT and FNT reserves the


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right to modify any such format or medium from time to time, subject to the notification provisions contained in Section 2(d).

      (c) Security. In connection with a Customer's access to the Starter Repository provided hereunder, FNT may establish identification codes and password security. In such event, a Customer shall be responsible for choosing one or more secure passwords and for keeping all passwords secret. In the event that a Customer becomes aware of a security breach or unauthorized access to the Starter Repository, such Customer agrees to contact FNT immediately upon discovering such a breach. Such Customer is responsible for the results of any unauthorized access caused by such Customer or resulting from such Customer's failure to maintain appropriate security. In addition, in the event of any such unauthorized access or security breach by such Customer, the Customer shall be liable for all costs by FNT incurred as a result thereof, until notice of such a security breach is given to FNT, unless the Customer can demonstrate that it took commercially reasonable precautions to secure and safe-keep its access to the Starter Repository. FNT reserves the right to check the security of Customer passwords, if password security is implemented. In such event, if a Customer password is found to be unsecured, FNT shall immediately notify Customer and work with Customer to implement an appropriate security password. Each Customer agrees to not (i) attempt to bypass any security mechanisms in place on any FNT system hosting the Starter Repository, or (ii) use any FNT system or service to attempt to bypass any security mechanisms in place on any other FNT system, including, but not limited to, running any password cracking software, or attempting to access a system that such Customer knows or reasonably should know it is not authorized to access in the manner or to the extent attempted.

      (d) Systems Changes. It is anticipated that FNT may, during the term of this Agreement, but without obligation to do so, make certain systems enhancements in the methods of input, storage or retrieval or make other changes to the Starter Repository or its databases. It is agreed by each Customer that FNT will have the right to make enhancements, changes or additions which require the Customer's use of new methods for access or changes to the Access Program. FNT agrees to provide advance written notice of any such enhancements, changes or additions to Customer with as much lead time as possible, but in no event less than sixty (60) days. FNT will make available any such enhancements, changes or additions to Customer without additional cost.

3.    FEES AND PAYMENT

      (a) Fees. FIS will pay FNT a fee in the amounts set forth on Exhibit B for each Successful Retrieval in connection with a Starter Retrieval and L&V Retrieval by the Customers (the "Starter Retrieval Fee" and the "L&V Retrieval Fee", respectively, and collectively, the "Access Fees"). The Access Fees do not include taxes. FIS will pay, or reimburse, FNT for payment of, any applicable sales, use, personal property or similar taxes and any government charges based on transactions hereunder, exclusive of corporate income or franchise taxes based on FNT's net income. FNT may increase the Access Fees for each Starter Retrieval and L&V Retrieval annually, effective on the anniversary date of this Agreement, by an amount equal to the percentage amount indicated by the annual change in the Consumer Price Index for urban wage earners and clerical workers for the national average as compiled by the U.S. Department of Labor, Bureau of Labor Statistics ("Index") for the twelve (12) month period most


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immediately preceding the adjustment date for which such data has been compiled and (subject to compliance with the amendment provisions set forth in Section 12(g), if applicable) Exhibit B shall be deemed to have been amended as a result of each such increase.

      (b) Payment. FIS shall provide to FNT, (1) on the fifteenth (15th) day of each month during the term of this Agreement, an accurate count of the number of Starter Retrievals and L&V Retrievals made by each Customer during the previous month and (2) within thirty (30) days of providing such count, payment in full for such Starter Retrievals and L&V Retrievals contained in the Customer count based on the Access Fees. FIS agrees that it shall be responsible for payment to FNT for the number of Starter Retrievals and L&V Retrievals made by each Customer. FNT shall not be responsible for notifying any Customer about unusual patterns in the frequency or duration of such access. FNT shall have the right to receive from each Customer more detailed information regarding the number of Starter Retrievals and L&V Retrievals in the event that FNT has reason to believe that the information or number of Starter Retrievals and L&V Retrievals for a particular period is inaccurate. FIS will be in breach of this Agreement whenever FIS fails to pay in full any undisputed sum on behalf of any Customer due to FNT for a period of thirty (30) days after FNT provides written notice of nonpayment to FIS. To cure that breach, the sum then due, plus a late payment fee equal to ten percent (10%) of the sum then due (or the maximum rate or amount allowed by applicable law if less), must be paid by FIS to FNT.

      (c) Audit. FNT shall have the right to audit the records of each Customer, at the expense of FNT, to verify the correctness of the information provided on behalf of each Customer regarding the number of Starter Retrievals and L&V Retrievals and the sums being paid to FNT on behalf of each Customer for such Starter Retrievals and L&V Retrievals. These audits shall be conducted during normal business hours so as not to unreasonably interfere with the normal business operations of such Customer. If the audit discloses that such FIS under-reported fees to FNT, FIS shall pay promptly such under-reported amount, together with interest at the rate of ten percent (10%) (or the maximum rate or amount allowed by applicable law if less). In addition, if such under-reported amount is in excess of five percent (5%) of the reported amount for the period covered by the audit, then FIS shall promptly reimburse FNT for its reasonable audit expenses.

4.    TERM AND TERMINATION

      (a) Term. Unless sooner terminated in accordance with the provisions hereof, this Agreement shall continue in effect. The obligations under this Agreement may be terminated by any of the following means:

            (i) at any time by mutual agreement of the parties hereto, in which event the obligations under this Agreement shall terminate as of the date specified by the parties;

            (ii) at any time by FNT, if FIS or the Customers breach any material warranty or fails to perform any material obligation hereunder, and such breach is not remedied within 30 days after written notice thereof to FIS, in which event the obligations under this Agreement shall terminate on the 20th


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                  business day following the expiration of such 30-day cure
                  period; provided that if the breach or default is of a nature that it cannot reasonably be cured within a 30-day period and FIS is actively pursuing a cure in good faith, then no default shall be deemed to have occurred so long as the default is cured as promptly as reasonably possible and in any event prior to the first anniversary of the occurrence of such default;

            (iii) at any time by FIS, if FNT breaches any material warranty or fails to perform any material obligation owing hereunder, and such breach is not remedied within 30 days after written notice thereof to FNT, in which event the obligations under this Agreement shall terminate on the 20th business day following the expiration of such 30-day cure period; provided that if the breach or default is of a nature that it cannot reasonably be cured within a 30-day period and FNT is actively pursuing a cure in good faith, then no default shall be deemed to have occurred so long as the default is cured as promptly as reasonably possible and in any event prior to the first anniversary of the occurrence of such default;

            (iv) at any time by FNT, if FIS shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the federal Bankruptcy Code,
                  (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (6) take any company action for the purpose of effecting any of the foregoing, in which event the obligations under this Agreement shall terminate immediately;

            (v) at any time by FIS, if FNT shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the federal Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (6) take any company action for the purpose of effecting any of the foregoing, in which event the obligations under this Agreement shall terminate immediately;
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            (vi)  by FNT, upon 5 years' prior written notice to FIS, which notice may not be delivered prior to the 5th anniversary of the Effective Date;

            (vii) by FIS, upon 5 years' prior written notice to FNT, which notice may not be delivered prior to the 5th anniversary of the Effective Date;

            (viii)at any time by FNT if there has been a change in control of
                  FIS; it being understood, that for purposes of this provision, "change of control" means a reorganization, merger, share (or LLC ownership interest) exchange or consolidation, or sale or other disposition of more than 50% of the LLC ownership interests in, or all or substantially all of the assets or business of, FIS, other than a transaction in which no person or entity will have beneficial ownership, directly or indirectly, of 50% or more of the ownership interests of FIS or of the power to vote in the election of directors; or

            (ix) upon 6 months prior written notice by FNT to FIS if there has been a change in control of FNT; it being understood, that for purposes of this provision, "change of control" means a reorganization, merger, share exchange or consolidation, or sale or other disposition of more than 50% of the voting capital stock in, or all or substantially all of the assets or business of, FNT, other than a transaction in which no person or entity will have beneficial ownership, directly or indirectly, of 50% or more of the voting capital stock of FNT or of the power to vote the election of directors.

      (b) Termination. Notwithstanding the above termination, in the event of termination pursuant to subparagraphs (iii), (vi), (viii) or (ix), Customers shall continue to receive access to the Starter Repository until such time as they have found a reasonably acceptable alternative to obtain the same or substantially similar benefit, but in no event longer than ninety (90) days after the initial occurrence of an uncured breach, it being understood that during such period (i) FIS shall continue to pay for such access in accordance with Section 3, and (ii) FIS will attempt to obtain an alternative means as quickly as reasonably possible.

5.    OWNERSHIP AND USE

      (a) Ownership. All data, information, images and other materials contained in the Starter Repository and all programs, databases, specifications, manuals and documentation relating thereto (including without limitation, compression, storage, and retrieval techniques and formats and any enhancements made thereto) are and shall remain the property of FNT or its providers. FIS agrees to treat and agrees to cause each Customer to treat all proprietary information of FNT as confidential and agrees to make it available solely to itself, the Customers, their employees or authorized representatives who have a need to know. Each Party further agrees not to make copies of the other Party's confidential information or the confidential information of Customers, and not to obscure or remove any notice of proprietary rights or confidentiality thereon. Upon termination of this Agreement, each Party shall return all


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confidential information of the other Party, and in the case of FNT, the confidential information of Customers, provided to it pursuant hereto.

FNT warrants that it is the owner of, or has full right to provide access to each Customer to, all of the records and data contained in the Starter Repository and all programs, databases, specifications, manuals and documentation relating thereto (including without limitation, compression, storage, and retrieval techniques and formats and any enhancements made thereto) on the terms herein.

      (b) Customer Use. Records and data in the Starter Repository made available to any Customer under this Agreement are to be used by such Customer solely in accordance with the terms hereof.

      (c) Use of Information. Except for PI, each Customer shall use records and data in the Starter Repository only for the purpose of issuing title insurance and other products in its ordinary course of business. Each Customer (including
PI) shall make no further distribution, by sale, lease or otherwise, of any access to records and data in the Starter Repository, nor enable any third party to access or to make use of any such records or data in the Starter Repository provided to, or accessible by, Customer under this Agreement except in accordance with Customer's ordinary course of business. For the avoidance of doubt, PI, from time to time and as part of its ordinary course of business (a) distributes, sells, and leases individual Starters in connection with individual real estate search transactions, but does not and will not distribute, sell or lease Starters in bulk to third parties, and (b) provides access to and makes use of the records and data in the Starter Repository for third parties as part of its Titlepoint service framework. FNT shall make no distribution, by sale, lease or otherwise, of Customer confidential information, if any, nor enable any third party to access or to make use of any such Customer confidential information provided to, or accessible by, FNT under this Agreement.

      (d) Nonexclusive Use. The Parties recognize that FNT shall continue to use the Starters and L&Vs in the usual and ordinary course of business and may furnish access to Starters and L&Vs, including the same Starters and L&Vs, to other customers.

      (e) Advertisement of Use or Ownership. During the term of this Agreement, none of the Customers shall publicize that such Customer owns, possesses or controls any Starters or L&Vs or has any interest therein except such rights as are specifically granted to Customer by this Agreement.

      (f) Due Care. Each Customer agrees to exercise due care in accessing the Starter Repository hereunder so as to prevent the alteration or destruction of records or data therein. Each Customer agrees that it shall be liable to FNT (or, if applicable, its providers) for loss or damage related to such alteration or destruction arising out of (i) a failure to exercise due care or (ii) an intentional, dishonest or fraudulent act of an employee of Customer.

      (g) Remedy. In the event that a Customer makes any unauthorized copy or copies of records or data in the Starter Repository, or FNT ceases to provide access to the Starter Repository or the records and data in the Starter Repository in accordance with this Agreement, the Parties acknowledge and agree that: (A) remedies at law will not adequately compensate


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FNT or FIS, as the case may be; (B) FNT or FIS, as the case may be, may suffer irreparable harm; and (C) FNT or FIS, as the case may be, shall be entitled, not only to its damages, but also to seek injunctive relief, without the necessity of posting bond.

6. WARRANTY EXCLUSION; DISCLAIMERS; LIMITATION OF LIABILITY

THE INPUT AND RETRIEVAL OF THE INFORMATION CONTAINED IN ANY FNT COMPUTER SYSTEM IS SUBJECT TO THE RISKS OF TEMPORARY INTERRUPTION BY REASON OF EQUIPMENT OR COMMUNICATIONS FAILURE ARISING OUT OF NUMEROUS CAUSES NOT WHOLLY WITHIN THE CONTROL OF FNT; FNT IS NOT A GUARANTOR OF AND DOES NOT WARRANT UNINTERRUPTED ACCESS TO THE STARTERS, THE L&VS, THE STARTER REPOSITORY, THEIR CONTINUITY, OR SUITABILITY FOR ANY PARTICULAR PURPOSE, FREEDOM FROM ERROR OR CONVEYANCE OF MALICIOUS COMPUTER CODE.

NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, FIS AGREES AND WILL CAUSE EACH CUSTOMER TO AGREE THAT FNT SHALL INCUR NO LIABILITY TO ANY CUSTOMER IN THE EVENT OF ANY DAMAGE OR DESTRUCTION TO ANY CUSTOMER COMPUTER SYSTEM OR THE COMMUNICATIONS NETWORK THROUGH WHICH SUCH CUSTOMER ACCESSES SUCH COMPUTER SYSTEM, EXCEPT ARISING OUT OF ANY FNT (i) GROSS NEGLIGENCE, (ii) WILLFUL MISCONDUCT, (iii) IMPROPER USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION, IF ANY, (iv) VIOLATIONS OF LAW, OR (v) INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A PERSON OR ENTITY WHO IS NOT A PARTY HERETO OR THE SUBSIDIARY OF A PARTY HERETO. FNT SHALL NOT BE REQUIRED TO RECONSTITUTE, RESTORE OR RECONSTRUCT ANY COMPUTER SYSTEM DAMAGED BY REASON OF ITS USE IN CONJUNCTION WITH THE ACCESS PROVIDED HEREUNDER, EXCEPT ARISING OUT OF ANY FNT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ACCESS TO THE STARTER REPOSITORY AND ALL INFORMATION OBTAINED THROUGH IT, WHETHER GENERATED BY FNT OR A PROVIDER, ARE LICENSED TO EACH CUSTOMER "AS IS". FNT ASSUMES NO DUTY TO CONTINUE TO AUGMENT, CORRECT OR REMOVE ANY INACCURATE INFORMATION OR NOTIFY CUSTOMERS OF ERRORS IN THE STARTER REPOSITORY. EACH CUSTOMER ASSUMES FULL RESPONSIBILITY FOR THE TANGIBLE AND BUSINESS RESULTS OF USE AND/OR RELIANCE UPON THE STARTER REPOSITORY AND ANY OTHER FNT PROPERTY. NEITHER FNT NOR ITS PROVIDERS MAKE ANY IMPLIED WARRANTY OR REPRESENTATION, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ACCURACY OR COMPLETENESS OF STARTERS, L&VS, STARTER REPOSITORY OR ANY OTHER FNT PROPERTY MADE AVAILABLE TO ANY CUSTOMER IN TANGIBLE, ELECTRONIC OR OTHER FORM.

DISCLAIMER OF LIABILITIES. EACH PARTY AGREES THAT IN NO EVENT SHALL THE OTHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE


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POSSIBILITY OF SUCH DAMAGES. NEITHER FNT NOR ANY PROVIDER ASSUMES LIABILITY, AND
SHALL NOT BE HELD LIABLE, TO ANY CUSTOMER OR TO ANY CUSTOMER'S CUSTOMERS OR INSUREDS, OR TO ANY OTHER PERSON, WHO MAY RELY UPON ANY TITLE POLICY, BINDER, GUARANTEE, ENDORSEMENT OR OTHER TITLE ASSURANCE, OR ANY STARTERS, ANY L&VS, OR OTHER FNT PROPERTY PROVIDED OR ACCESSED HEREUNDER (INCLUDING BY REASON OF ERROR OR OMISSION IN ANY INFORMATION OR RESULTING FROM THE USE OF ANY FNT PROPERTY).

7.    INDEMNITY

FIS shall indemnify and cause each Customer to indemnify and hold FNT harmless from claims, liability, loss, damage or expense of whatever nature, including attorney's fees, arising as a result of any claims by third parties alleging or founded in any manner on any errors or omissions in the records or data contained in the Starter Repository. If such a claim is asserted, FNT shall promptly notify FIS and the applicable Customer and, in the event of such notification, FIS and such Customer may elect to defend FNT in any resulting action or litigation. FIS and such applicable Customer may use for such purpose counsel of such FIS' or Customer's choosing, approved in writing by FNT, at FIS' or the Customer's expense. FIS and such Customer shall also have the right, whether or not any action or litigation results, to compromise or settle any monetary claim on behalf of FNT, but at the sole cost of FIS or such Customer.

FNT shall indemnify and hold each Customer harmless from claims, liability, loss, damage or expense of whatever nature, including attorney's fees, arising as a result of any claims by third parties alleging or founded in any manner on the warranties contained in Section 5(a). If such a claim is asserted, such Customer shall promptly notify FNT and, in the event of such notification, FNT may elect to defend such Customer in any resulting action or litigation. FNT may use for such purpose counsel of FNT's choosing, approved in writing by such Customer, at FNT's expense. FNT shall also have the right, whether or not any action or litigation results, to compromise or settle any monetary claim on behalf of such Customer, but at the sole cost of FNT.

In the event that any provider of records or data to the Starter Repository or other information to FNT fails to deliver (or delays the delivery of) such material or information, or if any provider materially and adversely modifies the conditions or cost to FNT of obtaining such material or information, then FNT, at its option, may suspend or terminate its relationship with such provider and any obligations to any Customer under this Agreement, upon no less than thirty (30) days written notice. FNT may contract for an alternate source of the same or similar records or data for the Starter Repository and, notwithstanding any contrary provision of this Agreement, increase the applicable fees or charges upon no less than thirty (30) days written notice, or a combination of the foregoing. FNT will incur no liability to any Customer with respect to any action or omission under this Section. In the event that a Customer receives a notice pursuant to this Section substituting records or data or access thereto or increasing the price thereof, then FIS may terminate such access if it notifies FNT within thirty (30) days after receipt of notice from FNT regarding such data or access thereto.


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8.    DISPUTE RESOLUTION

      (a) Dispute Resolution. If any Party institutes an action against the other for breach of this Agreement, either Party may, within sixty (60) days of service of the complaint in such action upon it, institute arbitration and the other Party shall cooperate to stay any other proceedings. Any such arbitration shall be conducted in accordance with the Rules of Commercial Arbitration of the American Arbitration Association ("AAA"). The arbitration shall be conducted in Jacksonville, Florida by a single arbitrator knowledgeable about title insurance and contracts. If the Parties have not agreed to a mutually acceptable arbitrator within thirty (30) days of the date of the notice to arbitrate, the arbitrator shall be selected by the AAA from its regularly maintained list of commercial arbitrators familiar with matters similar to the subject of this Agreement. The arbitrator shall conduct a single hearing for the purpose of receiving evidence and shall render a decision within thirty (30) days of the conclusion of the hearing. The Parties shall be entitled to require production of documents prior to the hearing in accordance with the procedures of the Federal Rule of Civil Procedure, shall exchange a list of witnesses, and shall be entitled to conduct up to five (5) depositions in accordance with the procedures of the Federal Rules of Civil Procedure. The decision of the arbitrator shall be binding and final. The arbitrator may award only compensatory damages, and not exemplary or punitive damages. In the event a Party asserts multiple claims or causes of action, some but not all of which are subject to arbitration under law, any and all claims subject to arbitration shall be submitted to arbitration in accordance with this provision.

      (b) Attorneys' Fees and Costs. Each Party shall bear its own costs, expenses and attorneys' fees and shall equally bear the costs of the arbitrator.

      (c) Parties to the Dispute. FIS agrees that it alone shall, to the extent it is legally and reasonably able to do so, institute an action for breach of this Agreement against FNT on behalf of itself or on behalf of Customers. FIS shall cause each Customer to agree that FIS shall be the sole entity to institute an action for breach of this Agreement by FNT.

9.    DISASTER OR OTHER INTERRUPTION OF SERVICE

FNT shall not be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, terrorism and power blackouts. Upon the occurrence of a condition described in this Article that prevents FNT's performance, FNT shall give written notice to FIS, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.

10.   COMPETITION

This Agreement shall not operate to deny either Party or the Customers the right and opportunity to compete with each other, or to compete on an equal basis on the open market. Nothing contained in this Agreement is to be deemed to make any Party the agent of the other or to constitute an association, partnership or joint liability between the Parties. The Parties have no


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
intention or thought to agree between themselves, or even to confer together, as to underwriting methods, as to fees or premiums to be charged by them to their customers, or as to any other processes or practices of either Party except as otherwise stated or prescribed by any Issuing Agency Agreement entered into between the Parties or, if applicable, their affiliates.

11.   COMPLIANCE BY CUSTOMERS

FIS has the authority to cause and shall cause each other Customer to comply with the terms of this Agreement.

12.   MISCELLANEOUS

      (a) Interpretation. This Agreement is to be construed under the laws of the State of Florida. If any one or more of the terms, provisions, promises, covenants or conditions of this Agreement, or their application to any person, corporation, other business entity, or circumstance is to any extent adjudged invalid, unenforceable, void or voidable for any reason by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement and their application to other persons, corporations, business entities, or circumstances shall not be affected and shall be valid and enforceable to the fullest extent permitted by law. This Agreement shall not be construed against the Party preparing it, but shall be construed as if both Parties prepared this Agreement. The headings of each section and paragraph are to assist in reference only and are not to be used in the interpretation of this Agreement. Nothing contained in this Agreement is to be deemed to constitute an association, partnership or joint liability between the Parties.

      (b) No Assignment or Transfer. This Agreement cannot be assigned, in whole or in part, by either Party by operation of law or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any assignment in contravention of this Section shall be void.

      (c) Benefit. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is solely for the benefit of the Parties hereto and no third party will have the right or claim to the benefits afforded either Party hereunder.

      (d) Compliance with Laws and Regulations. FIS agrees to use and agrees to cause each Customer to use information received from FNT in compliance with all applicable Federal, State and local laws and regulations, including without limitation, Fair Credit Reporting Act (U.S.C.A. Title 15, Chapter 41, Subchapter
III), as amended from time to time.

      (e) Survival. Following the expiration or termination of this Agreement, whether by its terms, operation of law or otherwise, all terms, provisions or conditions required for the interpretation of this Agreement or necessary for the full observation and performance by each Party hereto of all rights and obligations arising prior to the date of expiration or termination, shall survive such expiration or termination.

      (f) Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes and integrates all prior and contemporaneous agreements, representations and understandings of the Parties, oral and written, pertaining to the subject matter hereof. No waiver of any of the provisions of this Agreement is to be considered a waiver of any other provision, whether or not similar, nor is any waiver to constitute a continuing waiver. No waiver shall be binding unless set forth in a writing executed by the Party making the waiver. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

      (g) Amendments. Except for (x) any deletion of a Customer from Exhibit A because the Customer is no longer a direct or indirect subsidiary of FIS (which deletion and the termination of rights under this Agreement as to that Customer shall be automatic upon the change of ownership of such Customer), (y) any annual increases in the fees described in Exhibit B, as expressly permitted pursuant to Section 3(a), no supplement, modification, or amendment of this Agreement or any Schedules or Exhibits hereto shall be binding unless executed in writing by the Parties. Notwithstanding the foregoing, at any time prior to the Sale of FIS or any IPO (as herein defined), this Agreement may not be amended without the prior written consent of THL and TPG (as herein defined) if such amendment would affect the term of this Agreement under Section 4 or FNT's right to terminate this Agreement pursuant to Section 4, or the rights upon default by FIS or Customer(s) pursuant to Section 4, or Sections 2, 5 or 7, or
Section 3 or Exhibit B (except for the annual increases expressly authorized by Section 3), in each case in any manner materially adverse to consolidated business activities of FIS and its Subsidiaries, on a consolidated basis (the "FIS Group"), taken as a whole, or FIS Group's costs of doing business, viewed on a consolidated basis, provided that in no event shall any change to the exhibits and schedules require such prior written consent unless such change would materially and adversely affect in any manner FIS Group's consolidated business activities, taken as a whole, or FIS Group's costs of doing business, viewed on a consolidated basis, and provided, further, that in no event shall the amendment provisions set forth in this Section 12(g) be amended or modified without the consent of THL and TPG. THL and TPG are intended third party beneficiaries of this Agreement solely with respect to this Section 12(g). For purposes of this Agreement, (i) "THL" means Thomas H. Lee Equity Fund V, L.P. and "TPG" means TPG Partners III, L.P.; and (ii) "Sale of FIS or any IPO" means any of the following: (A) an acquisition by any Person (within the meaning of Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and used in Sections 13(d) and 14(d) thereof ("Person")) of Beneficial Ownership (within the meaning of Rule 13d-3 under the Exchange Act ("Beneficial Ownership")) of 50% or more of either the then outstanding shares of FIS common stock or the combined voting power of the then outstanding voting securities of FIS entitled to vote generally in the election of directors; excluding, however, the following: (I) any acquisition directly from FIS, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from FIS or (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by FIS or a member of the FIS Group, or (B) an offering and sale to the public of any shares or equity securities of FIS or any of its subsidiaries pursuant to a registration statement in the United States.

      (h) Schedules. Each of the Schedules, Addenda and Exhibits attached to this Agreement (initially or by way of amendment) is incorporated herein by reference as if set forth in full.

      (i) Notices. All written notices permitted or required to be given under this Agreement may be personally delivered to the office of the other Party, or shipped via a nationally recognized overnight courier service, or mailed to the office of the other Party by Certified United States Mail, or sent by electronic mail. Each notice shall be addressed to the address set forth under the Party's signature. Any notice delivered hereunder will be effective on the date delivered when delivered personally or by overnight courier, or on the third business day after mailing if mailed by Certified United States Mail, or on the date delivered when sent by electronic mail. Either Party may, by written notice to the other via first class mail, change its address for notices.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.


                        FIDELITY NATIONAL TITLE GROUP, INC.


                        By   /s/ Raymond R. Quirk
                          ----------------------------------------
                             Raymond R. Quirk
                             Chief Executive Officer
Address for Notices:
-------------------
Fidelity National Title Group, Inc.
601 Riverside Avenue
Jacksonville, FL  32204
Attn:  President


                        FIDELITY NATIONAL INFORMATION SERVICES, INC.


                        By   /s/ Michael L. Gravelle
                          ----------------------------------------
                             Michael L. Gravelle
                             Senior Vice President
Address for Notices:
-------------------
Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attention:  General Counsel


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